UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): May 17, 2018

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 5.07.     Submission of Matters to a Vote of Security Holders.

(a)    German American Bancorp, Inc. (the “Company”) held its annual meeting of shareholders on May 17, 2018.

(b)    At the close of business on March 12, 2018, the record date for the annual meeting, 22,934,403 of the Company’s common shares were issued and outstanding. Matters voted upon at the annual meeting were as follows:

1.Election of three (3) directors to serve until the 2021 annual meeting of shareholders; and

2.Approval, on an advisory basis, of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The final results of the votes taken at the annual meeting were as follows:

Proposal 1 - Election of three (3) directors to serve until the 2021 annual meeting of shareholders:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes	Uncast Votes
Marc D. Fine	14,639,470	197,699	4,779,559	—
U. Butch Klem	12,837,068	2,000,101	4,779,559	—
Raymond W. Snowden	14,686,207	150,962	4,779,559	—

Each director nominee was elected to the Company’s Board of Directors by a plurality of the votes cast among all nominees.

Proposal 2 - Approval, on an advisory basis, of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2018:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
19,171,742	383,338	61,647	—

The appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2018 was approved by a majority of the votes cast.

(c)    Not applicable.

(d)    Not applicable.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.
Dated: May 18, 2018	By:	/s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and Chief Executive Officer